Exhibit 99.1

West Announces Third-Quarter 2021 Results and Declares Fourth-Quarter 2021 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, October 28, 2021 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the third-quarter 2021 and updated full-year 2021 financial guidance.

Third-Quarter 2021 Summary (comparisons to prior-year period)
•Net sales of $706.5 million grew 28.9%; organic sales growth was 27.9%.
•Reported-diluted EPS of $2.31 increased 112%.
•Adjusted-diluted EPS of $2.06 increased 79%.
•Company is raising full-year 2021 net sales guidance to a new range of $2.800 billion to $2.810 billion, compared to a prior range of $2.760 billion to $2.785 billion.
•Company is raising full-year 2021 adjusted-diluted EPS guidance to a new range of $8.40 to $8.50, compared to a prior range of $8.05 to $8.20.
•The Company also announced that its Board of Directors has approved a fourth-quarter 2021 dividend of $0.18 per share, a 5.9% increase over the $0.17 per share paid in each of the four preceding quarters. This is the twenty-ninth consecutive annual increase in the Company's dividend. The dividend will be paid on November 17, 2021, to shareholders of record as of November 10, 2021.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“We had robust growth in all three of our Proprietary Products market units, led by the sales of components in our High-Value Product (HVP) portfolio,” said Eric M. Green, President and Chief Executive Officer. “This quarter’s strong performance came from both our base business, especially in the Biologics market unit, and COVID-19 related sales. Demand continues to grow for our premium offerings, such as NovaPure and FluroTec components, and, as a result, we are again increasing our planned capital expenditures, commencing next year, to expand HVP capacity at existing sites.”

Proprietary Products Segment
Net sales grew by 36.9% to $577.0 million. Organic sales growth was 35.7%, with currency translation increasing sales growth by 120 basis points. HVP sales represented over 70% of segment sales and generated double-digit organic sales growth, led by customer demand for Westar®, FluroTec® and NovaPure® components and Daikyo Crystal Zenith® containers.

All three market units - Biologics, Generics and Pharma - had strong double-digit organic sales growth.

Contract-Manufactured Products Segment
Net sales grew by 2.4% to $129.7 million. Organic sales growth was 2.1% with currency translation increasing sales growth by 30 basis points. Segment performance was led by sales of healthcare-related medical devices.

Financial Highlights (first nine months of 2021)
Operating cash flow was $423.2 million, an increase of 30.7%. Capital expenditures were $176.9 million, an increase of 51.6% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $246.3 million, an increase of 18.9%.

During the first nine months of 2021, the Company repurchased 479,000 shares for $137.1 million at an average share price of $286.23 under its share repurchase program.

Full-Year 2021 Financial Guidance
•Full-year 2021 net sales are expected to be in a range of $2.800 billion to $2.810 billion, compared to a prior guidance range of $2.760 billion to $2.785 billion.
◦Organic sales growth is expected to be 28%, compared to a prior range of 24% to 25%.
◦Net sales guidance includes an estimated full-year 2021 benefit of $55 million based on current foreign exchange rates. This updated guidance is a reduction of $25 million, compared to a prior estimated full-year benefit of $80 million.
•Full-year 2021 adjusted-diluted EPS is expected to be in a range of $8.40 to $8.50, compared to a prior range of $8.05 to $8.20.
◦Full-year adjusted-diluted EPS guidance range includes an estimated benefit of approximately $0.19 based on current foreign currency exchange rates. This updated guidance is a reduction of $0.08, compared to a prior estimated benefit of $0.27.
◦The revised guidance includes a $0.35 EPS positive impact of tax benefits from stock-based compensation from the first nine months of 2021.
◦For the remainder of the year, our EPS guidance range assumes a tax rate of approximately 23% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first nine months of 2021 would provide a positive adjustment to our full-year EPS guidance.

Third-Quarter 2021 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 5587559.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, November 4, 2021, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 5587559.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements

Certain forward-looking statements appear in this release and include such words as “raising,” “continues,” “increasing,” “planned,” “expected,” “to be,” “includes,” “estimated,” “assumes,” “would provide,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: the duration and severity of the global COVID-19 pandemic, including prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories, including any re-prioritization of product needs due to COVID-19; other potential impacts from COVID-19, including interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures

For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Net sales	$706.5	100%	$548.0	100%	$2,100.8	100%	$1,566.7	100%
Cost of goods and services sold	418.3	59	353.4	65	1,225.6	58	1,010.0	65
Gross profit	288.2	41	194.6	35	875.2	42	556.7	35
Research and development	13.1	2	12.5	2	39.1	2	34.0	2
Selling, general and administrative expenses	91.9	13	76.2	14	264.8	13	225.7	14
Other expense (income), net	1.8	—	6.7	1	3.0	—	6.2	—
Operating profit	181.4	26	99.2	18	568.3	27	290.8	19
Interest expense, net	1.4	—	1.9	—	4.9	—	4.9	—
Other nonoperating (income) expense	(1.1)	—	(0.4)	—	(3.6)	—	(0.3)	—
Income before income taxes	181.1	26	97.7	18	567.0	27	286.2	18
Income tax expense	12.0	2	21.1	4	73.0	4	52.1	3
Equity in net income of affiliated companies	(6.5)	(1)	(5.7)	(1)	(20.1)	(1)	(13.7)	(1)
Net income	$175.6	25%	$82.3	15%	$514.1	24%	$247.8	16%

Net income per share:
Basic	$2.37		$1.11		$6.95		$3.35
Diluted	$2.31		$1.09		$6.78		$3.28

Average common shares outstanding	74.1		73.9		74.0		73.9
Average shares assuming dilution	76.0		75.8		75.8		75.6

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales:	2021	2020	2021	2020
Proprietary Products	$577.0	$421.5	$1,708.0	$1,194.5
Contract-Manufactured Products	129.7	126.6	393.2	372.5
Eliminations	(0.2)	(0.1)	(0.4)	(0.3)
Consolidated Total	$706.5	$548.0	$2,100.8	$1,566.7

Gross Profit:
Proprietary Products	$267.3	$171.9	$811.5	$492.8
Contract-Manufactured Products	20.9	22.7	63.7	63.9
Gross Profit	$288.2	$194.6	$875.2	$556.7
Gross Profit Margin	40.8%	35.5%	41.7%	35.5%

Operating Profit (Loss):
Proprietary Products	$195.5	$107.5	$594.3	$312.9
Contract-Manufactured Products	16.8	18.8	51.9	52.1
Stock-based compensation expense	(11.4)	(10.0)	(27.5)	(27.6)
General corporate costs	(18.1)	(12.4)	(45.5)	(39.5)
Adjusted Operating Profit	$182.8	$103.9	$573.2	$297.9
Adjusted Operating Profit Margin	25.9%	19.0%	27.3%	19.0%

Other unallocated items	(1.4)	(4.7)	(4.9)	(7.1)
Reported Operating Profit	$181.4	$99.2	$568.3	$290.8
Reported Operating Profit Margin	25.7%	18.1%	27.1%	18.6%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended September 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$181.4	$12.0	$175.6	$2.31
Unallocated Items:
Restructuring and related charges(1)	0.3	0.1	0.2	—
Amortization of Acquisition-related Intangible Assets (2)	0.2	—	0.7	0.01
Cost investment activity (3)	0.9	0.2	0.7	0.01
Royalty acceleration (4)	—	20.4	(20.4)	(0.27)
Adjusted (Non-U.S. GAAP)	$182.8	$32.7	$156.8	$2.06

Nine months ended September 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$568.3	$73.0	$514.1	$6.78
Unallocated Items:
Restructuring and related charges(1)	2.5	0.6	1.9	0.02
Pension Settlement (5)	—	0.2	0.6	0.01
Amortization of Acquisition-related Intangible Assets (2)	0.6	0.1	2.1	0.03
Cost investment activity (3)	1.8	(0.1)	1.9	0.02
Tax law changes (6)	—	1.4	(1.4)	(0.02)
Royalty acceleration (4)	—	20.4	(20.4)	(0.27)
Adjusted (Non-U.S. GAAP)	$573.2	$95.6	$498.8	$6.57

Three months ended September 30, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$99.2	$21.1	$82.3	$1.09
Pension Settlement (5)	—	0.3	0.8	0.01
Restructuring and severance related charges (1)	4.5	1.1	3.4	0.04
Amortization of Acquisition-related Intangible Assets (2)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$103.9	$22.5	$87.2	$1.15

Nine months ended September 30, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$290.8	$52.1	$247.8	$3.28
Pension Settlement (5)	—	0.8	2.6	0.03
Restructuring and severance related charges (1)	6.7	1.7	5.0	0.06
Amortization of Acquisition-related Intangible Assets (2)	0.4	0.1	2.9	0.04
Adjusted (Non-U.S. GAAP)	$297.9	$54.7	$258.3	$3.41

(1)During the three and nine months ended September 30, 2021, the Company recorded $0.3 million and $2.5 million, respectively, in restructuring and related charges in connection with its 2020 plan to optimize certain organizational structures within the Company. During the three and nine months ended September 30, 2020, the Company recorded $4.5 million and $6.7 million, respectively, in restructuring and severance related charges in connection with its 2020 plan to optimize certain organizational structures within the Company.

(2)During the three and nine months ended September 30, 2021, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an acquisition of intangible asset acquired during the second quarter of 2020. During the three and nine months ended September 30, 2021, the Company recorded $0.5 million and $1.6 million, respectively, or amortization expense in association with an acquisition of increased ownership interest in Daikyo. During the three and nine months ended September 30, 2020 the Company recorded $0.2 million and $0.4 million, respectively, of amortization expense within operating profit associated with an acquisition of an intangible asset during the second quarter of 2020. During the three and nine months ended September 30, 2020, the Company recorded $0.5 million and $2.5 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(3)During the three months ended September 30, 2021, we recorded a net loss of $0.9 million on the sale of one of the Company's cost investments. During the nine months ended September 30, 2021, we recorded a net loss in our cost investment activity of $1.8 million, inclusive of an impairment charge of $2.2 million for one of the Company's cost investments recognized in the first quarter. For the three and nine months ended September 30, 2020, there was no activity related to our cost investments.

(4)During the three and nine months ended September 30, 2021, the Company prepaid future royalties from one of its subsidiaries, which resulted in a $20.4 million net tax benefit.

(5)During the nine months ended September 30, 2021, the Company recorded a pension settlement charge of $0.7 million, within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for each of our U.S. qualified defined benefit pension plan exceeded the threshold for settlement accounting.

During the three and nine months ended September 30, 2020, the Company recorded a pension settlement charge of $1.1 million and $3.4 million, respectively, within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for each of our U.S. qualified and non-qualified defined benefit pension plan exceeded the threshold for settlement accounting.

(6)During the nine months ended September 30, 2021, the Company recorded a tax benefit of $1.4 million due to the impact of a United Kingdom tax law change enacted during the period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (7)

Three months ended September 30, 2021	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$577.0	$129.7	$(0.2)	$706.5
Effect of changes in currency translation rates	(5.0)	(0.5)	—	(5.5)
Organic net sales (non-U.S. GAAP) (7)	$572.0	$129.2	$(0.2)	$701.0

Nine months ended September 30, 2021	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,708.0	$393.2	$(0.4)	$2,100.8
Effect of changes in currency translation rates	(57.9)	(9.3)	—	(67.2)
Organic net sales (non-U.S. GAAP) (7)	$1,650.1	$383.9	$(0.4)	$2,033.6

(7) Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2020 Actual	2021 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$4.57	$8.60 to $8.70	88.2% to 90.4%
Restructuring and related charges	0.07	0.02	—
Pension settlement	0.04	0.01	—
Amortization of acquisition-related intangible assets	0.05	0.04	—
Cost investment activity	0.03	0.02	—
Tax law change	—	(0.02)
Royalty acceleration	—	(0.27)	—
Adjusted-diluted EPS (Non-U.S. GAAP) (8)	$4.76	$8.40 to $8.50	76.5% to 78.6%

Notes:

See “Full-year 2021 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(8) We have opted not to forecast 2021 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first nine months of 2021, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.35. Any future tax benefits associated with stock-based compensation that we receive in 2021 would provide a positive adjustment to our full-year EPS guidance. In full-year 2020, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.27.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2021	2020
Depreciation and amortization	$87.9	$80.6
Operating cash flow	$423.2	$323.8
Capital expenditures	$176.9	$116.7

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of September 30, 2021	As of December 31, 2020
Cash and cash equivalents	$688.0	$615.5
Accounts receivable, net	$476.4	$385.3
Inventories	$353.8	$321.3
Accounts payable	$207.7	$213.1
Debt	$254.1	$255.2
Equity	$2,202.3	$1,854.5
Working capital	$1,039.7	$870.3

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.